Exhibit 10.33

Amendment Number 1 to the
OGE Energy Corp. Deferred Compensation Plan
(As Amended and Restated Effective January 1, 2005)

OGE Energy Corp., an Oklahoma corporation (the "Company"), by action of its Benefits Oversight Committee taken in accordance with the authority granted to it by Article X of the OGE Energy Corp. Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005), (the "Plan"), hereby amends the Plan in the following respects effective as of January 1, 2005:

1.	By deleting Section 2.32 of the Plan and inserting in lieu thereof the following:

"2.3
"Valuation Date" means the last business day of each calendar month and such other dates as may be specified by the Administrator; provided, however, that for purpose of Article VI (other than Section 6.4) only, (i) effective January 1, 2006 through September 30, 2008, Valuation Date shall also mean the last business day of each calendar week and (ii) effective October 1, 2008, Valuation Date shall mean each day the New York Stock Exchange is open."

2.	By deleting the first sentence of Section 4.5 of the Plan and inserting in lieu thereof the following:

"The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Company to the Participant's Account as of the date on which the Compensation would have been payable absent the Deferral Election."

3.	By adding a new sentence after the second sentence of Section 6.1 of the Plan as follows:

"Amounts credited to a Participant's Account and applicable subaccounts as set forth in Sections 4.5, 5.1 and 5.2 shall be deemed invested in the applicable assumed investment alternatives (i) prior to October 1, 2008, subject to such rules as the Administrator or its delegate shall determine from time to time and the provisions of Section 6.2 and 6.3 and (ii) on and after October 1, 2008, subject to the provisions of Section 6.2 and 6.3, as of the Valuation Date credited to the Account based on the fair market value of such investment as of such date."

4.	By deleting the third and fourth sentence of the first paragraph of Section 6.2 of the Plan and inserting in lieu thereof the following:

"On or before the last business day of each calendar month (or, effective on and after January 1, 2006 and prior to October 1, 2008, on or before 1:00 p.m. Pacific Time on the last business day of each calendar week or effective on an after October 28, 2008, on each Valuation Date or other such time as the Administrator or its delegate shall provide from time to time), a Participant may make a new election, to be effective immediately after the close of business on such last business day or Valuation Date, as the case may be, with respect to the assumed investments in which his or her Account shall be deemed invested in the future. Such new election may, subject to the following sentence, (i) redirect the investment of his or her ending Account balance as of the close of business on such last business day or Valuation Date, as the case may be, among the available assumed investment alternatives and/or (ii) change the assumed investment alternatives in which future contribution credits to be made as of or after the effective date of the election will be deemed invested."

5.	By deleting the last sentence of the first paragraph of Section 6.2 of the Plan and inserting in lieu thereof the following:

"The portion of a Participant's Account that is deemed invested in Company common stock or Partnership Units, if any, shall also be credited with deemed dividends or other distributions as of the date on which dividends or other distributions on Company common stock or Partnership Units are paid, and such deemed dividends or other distributions shall be deemed reinvested in Company common stock or Partnership Units, as the case may be, based on the fair market value thereof as provided in Section 6.3."

6.	By deleting the third sentence of Section 6.3 of the Plan and inserting in lieu thereof the following:

"Amounts credited to a Participant's Account and applicable subaccounts as set forth in Sections 4.5, 5.1 and 5.2 and dividends or other distributions on Company common stock or Partnership Units under Section 6.2 that are deemed invested in Company common stock or Partnership Units shall be deemed so invested based on the fair market value of a share of Company common stock or Partnership Unit, as the case may be, as reported on the New York Stock Exchange composite tape at the close of business (i) prior to October 1, 2008, on the last business day of the month preceding the date on which the amount is being deemed so invested and (ii) on and after October 1, 2008, on the Valuation Date on or next preceding the date on which the amount is being deemed so invested."

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by a duly authorized officer on this 15th day of December, 2008.

OGE ENERGY CORP.

By: /s/ Carla D. Brockman